EXHIBIT 99.1

The Community Financial Corporation Announces Board Chairman Succession Plan

WALDORF, Md., Oct. 30, 2019 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today announced that Chairman, Michael L. Middleton will retire on June 30, 2020 as Chairman of the Board and as a director of both the Company and the Bank after 40 years of devoted service. Mr. Middleton was instrumental in shaping the Bank through his leadership, visionary ideas and expert knowledge. The Board has selected Austin J. Slater, Jr., to succeed Mr. Middleton as Chairman on that date. The Board also appointed Austin J. Slater, Jr. as Lead Independent Director of the Bank and Holding Company effective immediately to serve through June 30, 2020.

“We are grateful for Mr. Middleton’s leadership and commitment to the success of the Bank and Holding Company. He is an extraordinary leader who will leave behind a distinguished legacy of professional achievement,” said William J. Pasenelli, Chief Executive Officer of the Company and the Bank. “Mr. Middleton’s passion for banking has positively impacted our employees and customers. We wish him the best in his well-deserved retirement.”

James M. Burke, Community Bank of the Chesapeake’s President, said on Mr. Middleton’s retirement, “We thank Mr. Middleton for his leadership and strategic contributions. His focus on our culture of excellence and unwavering support of the needs of our communities has been vital to the Bank’s success.”

Community Bank of the Chesapeake was founded in 1950 by Leo Middleton and a group of community businessmen. After several years in public accounting, Michael Middleton followed in his father’s footsteps, joining Community Bank in 1973.  He was named President and Chief Executive Officer in 1979. During his tenure, Mr. Middleton led the Bank and Company as it grew from a small savings and loan to its position as a regional financial institution. In 1986, he was elected Chairman of the Board. In 2014, he became Executive Chairman of the Board until June 2016 when he was named the non-executive Chairman of the Board of the Bank and Company.

Mr. Middleton has been involved in many organizations throughout the Bank’s communities. He continues to dedicate his time to philanthropic organizations. He previously served on the Board of Directors and as Chairman of the Maryland Bankers Association, the Federal Home Loan Bank of Atlanta, the College of Southern Maryland and the Energetics Technology Center. He also served as a director of the Federal Reserve Bank, Baltimore, Maryland.

Commenting on the selection of Mr. Slater as his successor, Chairman Middleton said, “Mr. Slater’s management expertise, financial acumen and his experience in a regulated industry enable him to understand the complexities of the Company and the Bank. Mr. Slater is an accomplished leader and I am confident that he will do an excellent job leading our Board.”

“I’ve had the opportunity to work with Mr. Slater in various capacities for many years and have the utmost confidence in his ability to lead the Company and the Bank to continued success,” said Joseph V. Stone, Jr., Lead Director of the Company and the Bank.

Mr. Slater is the President and CEO of Southern Maryland Electric Cooperative, which is one of the ten largest electrical distribution cooperatives in the country. He most recently served on the Board of Directors of the Federal Reserve Bank of Richmond, Baltimore Branch, and as Secretary-Treasurer and Chair of the Board Finance Committee of the University of Maryland Charles Regional Medical Center. He has also served as Chairman of the Board of the Maryland Chamber of Commerce and Chairman of the Board of Trustees for the College of Southern Maryland. Mr. Slater holds an MBA in Finance from George Washington University and a BS in Accounting from Shepherd University. Mr. Slater joined the Bank and Company Boards in 2003 and currently serves as Chairman of the Company’s Enterprise Risk Committee.

“I am honored to have this opportunity and appreciate the confidence that Mr. Middleton and the Board of Directors have placed in me,” said Mr. Slater. I am excited about the opportunities that lie ahead and look forward to working closely with Mr. Middleton to ensure a smooth transition.”

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $1.8 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to the County First acquisition; or any other acquisition that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the synergies and other expected financial benefits from the County First acquisition, or any other acquisition that we undertake in the future; may not be realized within the expected time frames; changes in The Community Financial Corporation or Community Bank of the Chesapeake’s strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

CONTACTS:

William J. Pasenelli, Chief Executive Officer
Michael L. Middleton, Chairman of the Board
888.745.2265

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